AGREEMENT OF AMENDMENT NO. 5

Dated as of August 14, 2013

Reference is made to that certain Revolving Credit and Security Agreement dated as of August 20, 2010 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Dynamic Credit Opportunities Fund (formerly Invesco Van Kampen Dynamic Credit Opportunities Fund), a Delaware statutory trust (together with its permitted successors and assigns, the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (together with its successors and assigns, the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “August 14, 2013” set forth therein with the date “August 29, 2013”.

The Borrower agrees to pay to the Direct Lender a non-refundable, fully-earned up-front fee (the “Direct Lender Up-Front Fee”) in the amount of $11,666.67. The Direct Lender Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Direct Lender Up-Front Fee to the Direct Lender by deposit into the Direct Lender’s Direct Lender’s Account, or such other account as the Direct Lender shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Direct Lender Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Direct Lender may rely upon all rights and remedies in the Credit Agreement.

The Borrower agrees to pay to the Program Agent a non-refundable, fully-earned up-front fee (the “Citi Up-Front Fee”) in the amount of $17,500. The Citi Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Citi Up-Front Fee to the Program Agent by deposit into the Program Agent’s Account, or such other account as the Program Agent shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Citi Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Program Agent may rely upon all rights and remedies in the Credit Agreement.

The Borrower represents and warrants to the Program Agent, the Conduit Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 5, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects, and (ii) no Default or Event of Default shall have occurred and be continuing.

All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 5 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 5 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:	/s/ John Siris	By:	/s/ John Siris
Name:	John Siris	Name:	John Siris
Title:	Vice President Citibank, N.A. 390 Greenwich Street New York, NY 10013	Title:	Vice President Citibank, N.A. 390 Greenwich Street New York, NY 10013

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ John Siris	By:	/s/ John Siris
Name:	John Siris	Name:	John Siris
Title:	Vice President Citibank, N.A. 390 Greenwich Street New York, NY 10013	Title:	Vice President Citibank, N.A. 390 Greenwich Street New York, NY 10013

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ John Siris	By:	/s/ John Siris
Name:	John Siris	Name:	John Siris
Title:	Vice President Citibank, N.A. 390 Greenwich Street New York, NY 10013	Title:	Vice President Citibank, N.A. 390 Greenwich Street New York, NY 10013

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:		By:
Name:		Name:
Title:		Title:

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:		By:
Name:		Name:
Title:		Title:

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:	/s/ Janet Nolin	By:
Name:	Janet Nolin	Name:
Title:	Vice President	Title:

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:		By:
Name:		Name:
Title:		Title:

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:		By:	/s/ John M. Zerr
Name:		Name:	John M. Zerr
Title:		Title:	Senior Vice President